ISDA®

International Swaps and Derivatives Association, Inc.

2002 MASTER AGREEMENT

dated as of	July 13, 2012

CITIBANK, N.A.	and	405 TRS I, LLC

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this 2002 Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this “Master Agreement”.

Accordingly, the parties agree as follows:-

1.          Interpretation

(a)          Definitions. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b)          Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c)          Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.          Obligations

(a)          General Conditions.

(i)          Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)         Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

Copyright © 2002 by International Swaps and Derivatives Association, Inc.

(iii)        Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

(b)          Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)          Netting of Payments. If on any date amounts would otherwise be payable:—

(i)          in the same currency; and

(ii)         in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that “Multiple Transaction Payment Netting” applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)          Deduction or Withholding for Tax.

(i)          Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)         promptly notify the other party (“Y”) of such requirement;

(2)         pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)         promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

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(4)         if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)         the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)         the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)         Liability. If:—

(1)         X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)         X does not so deduct or withhold; and

(3)         a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

3.           Representations

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any “Additional Representation” is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

(a)          Basic Representations.

(i)          Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)         Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

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(iii)        No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)        Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)         Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)          Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)          Absence of Litigation. There is not pending or, to its knowledge, threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)          Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)          Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)          Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(g)          No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4.          Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)          Furnish Specified Information. It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)          any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)         any other documents specified in the Schedule or any Confirmation; and

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(iii)        upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)          Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)          Comply With Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)          Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)          Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.           Events of Default and Termination Events

(a)          Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an “Event of Default”) with respect to such party:—

(i)          Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

(ii)         Breach of Agreement; Repudiation of Agreement.

(1)         Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

(2)         the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any Transaction evidenced by such a Confirmation (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

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(iii)         Credit Support Default.

(1)         Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)         the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)         the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iv)         Misrepresentation. A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)          Default Under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(l)          defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(2)         defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

(3)         defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

(4)         disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

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(vi)         Cross-Default. If “Cross-Default” is specified in the Schedule as applying to the party, the occurrence or existence of:—

(l)          a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

(2)         a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

(vii)        Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(l) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (l) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

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(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:—

(l)          the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

(2)         the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)                          Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:—

(i)              Illegality. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):—

(1)         for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)         for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

(ii)            Force Majeure Event. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:—

(1)         the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

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(2)         such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

(iii)        Tax Event. Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iv)        Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

(v)         Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, “X”) and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). A “Designated Event” with respect to X means that:—

(1)         X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

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(2)         any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

(3)         X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of (A) preferred stock or other securities convertible into or exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

(vi)        Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)          Hierarchy of Events.

(i)          An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

(ii)         Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

(iii)        If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

(d)          Deferral of Payments and Deliveries During Waiting Period. If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:—

(i)          the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

(ii)         if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

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(e)          Inability of Head or Home Office to Perform Obligations of Branch. If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party’s head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or compliance with the relevant provision by the Affected Party’s head or home office and (iv) the Affected Party’s head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party’s head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1).

6.          Early Termination; Close-Out Netting

(a)          Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)          Right to Terminate Following Termination Event.

(i)          Notice. If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

(ii)         Transfer to Avoid Termination Event. If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)        Two Affected Parties. If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under Section 6(b)(i) to avoid that Termination Event.

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(iv)        Right to Terminate.

(1)         If:—

(A)         a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(B)         a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non-affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(2)         If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:—

(A)         Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

(B)         An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

(c)          Effect of Designation.

(i)          If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)         Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

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(d)          Calculations; Payment Date.

(i)          Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (l) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations),

(2)         specifying (except where there are two Affected Parties) any Early Termination Amount payable and

(3)         giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

(ii)         Payment Date. An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

(e)          Payments on Early Termination. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the “Early Termination Amount”) will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

(i)          Events of Default. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non-defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

(ii)         Termination Events. If the Early Termination Date results from a Termination Event:—

(1)         One Affected Party. Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

(2)         Two Affected Parties. Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party “X”) and the lower amount so determined (by party “Y”) and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

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(3)         Mid-Market Events. If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:—

(A)         if obtaining quotations from one or more third parties (or from any of the Determining Party’s Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

(B)         in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.

(iii)        Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)        Adjustment for Illegality or Force Majeure Event. The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

(v)         Pre-Estimate. The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

(f)          Set-Off. Any Early Termination Amount payable to one party (the “Payee”) by the other party (the “Payer”), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non-affected Party, as the case may be (“X”) (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts (“Other Amounts”) payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

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If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7.          Transfer

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)          a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)          a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8.            Contractual Currency

(a)          Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)          Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

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(c)          Separate Indemnities. To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)          Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.           Miscellaneous

(a)          Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

(b)          Amendments. An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

(c)          Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)          Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)          Counterparts and Confirmations.

(i)          This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

(ii)         The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

(f)          No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)          Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

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(h)          Interest and Compensation.

(i)          Prior to Early Termination. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:—

(1)         Interest on Defaulted Payments. If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.

(2)         Compensation for Defaulted Deliveries. If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

(3)         Interest on Deferred Payments. If:—

(A)         a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

(B)         a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

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 (C)         a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.

(4)         Compensation for Deferred Deliveries. If:—

(A)         a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

(B)         a delivery is deferred pursuant to Section 5(d); or

(C)         a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

(ii)           Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:—

(1)         Unpaid Amounts. For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

(2)         Interest on Early Termination Amounts. If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

(iii)          Interest Calculation. Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

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10.         Offices; Multibranch Parties

(a)          If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

(b)          If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

(c)          The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11.         Expenses

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.         Notices

(a)          Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:—

(i)           if in writing and delivered in person or by courier, on the date it is delivered;

(ii)          if sent by telex, on the date the recipient’s answerback is received;

(iii)         if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)         if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

(v)          if sent by electronic messaging system, on the date it is received; or

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(vi)         if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

(b)          Change of Details. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13.         Governing Law and Jurisdiction

(a)          Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)          Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:—

(i)           submits:—

(1)         if this Agreement is expressed to be governed by English law, to (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

(2)         if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

(ii)          waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

(iii)         agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

(c)          Service of Process. Each party irrevocably appoints the Process Agent, if any, specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or 12(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

(d)          Waiver of Immunities. Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

20	ISDA® 2002

14.         Definitions

As used in this Agreement:—

“Additional Representation” has the meaning specified in Section 3.

“Additional Termination Event” has the meaning specified in Section

5(b). “Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Agreement” has the meaning specified in Section

1(c). “Applicable Close-out Rate” means:—

(a)          in respect of the determination of an Unpaid Amount:—

(i)           in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(ii)          in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

(iii)         in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

(iv)         in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

(b)          in respect of an Early Termination Amount:—

(i)           for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable:—

(1)         if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

(2)         if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

(3)         in all other cases, the Applicable Deferral Rate; and

21	ISDA® 2002

(ii)         for the period from (and including) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable to (but excluding) the date of actual payment:—

(1)         if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

(2)         if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

(3)         if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

(4)         in all other cases, the Termination Rate.

“Applicable Deferral Rate” means:—

(a)          for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

(b)          for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

(c)          for purposes of Section 9(h)(i)(3)(C) and clauses (a)(iv), (b)(i)(3) and (b)(ii)(1) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

“Automatic Early Termination” has the meaning specified in Section 6(a).

“Burdened Party” has the meaning specified in Section 5(b)(iv).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

22	ISDA® 2002

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:—

(i)          quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii)         information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii)        information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:—

(1)         application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

23	ISDA® 2002

(2)         application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

“Confirmation” has the meaning specified in the preamble.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Contractual Currency” has the meaning specified in Section 8(a).

“Convention Court” means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Cross-Default” means the event specified in Section 5(a)(vi).

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Designated Event” has the meaning specified in Section 5(b)(v).

“Determining Party” means the party determining a Close-out Amount.

“Early Termination Amount” has the meaning specified in Section 6(e).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“electronic messages” does not include e-mails but does include documents expressed in markup languages, and “electronic messaging system” will be construed accordingly.

“English law” means the law of England and Wales, and “English” will be construed accordingly. “Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the

Schedule. “Force Majeure Event” has the meaning specified in Section 5(b).

“General Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

“Illegality” has the meaning specified in Section 5(b).

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“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and “unlawful” will be construed accordingly.

“Local Business Day” means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

“Local Delivery Day” means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

“Master Agreement” has the meaning specified in the preamble.

“Merger Without Assumption” means the event specified in Section 5(a)(viii).

“Multiple Transaction Payment Netting” has the meaning specified in Section 2(c).

“Non-affected Party” means, so long as there is only one Affected Party, the other party.

“Non-default Rate” means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Other Amounts” has the meaning specified in Section 6(f).

25	ISDA® 2002

“Payee” has the meaning specified in Section 6(f).

“Payer” has the meaning specified in Section 6(f).

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Proceedings” has the meaning specified in Section 13(b).

“Process Agent” has the meaning specified in the Schedule.

“rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Schedule” has the meaning specified in the preamble.

“Scheduled Settlement Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Stamp Tax Jurisdiction” has the meaning specified in Section 4(e).

26	ISDA® 2002

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means, with respect to any Early Termination Date, (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

“Termination Currency” means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Threshold Amount” means the amount, if any, specified as such in the Schedule.

“Transaction” has the meaning specified in the preamble.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(l ) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

27	ISDA® 2002

"Waiting Period" means:—

(a)          in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b)          in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIBANK., N.A.	405 TRS I, LLC
(Name of Party)	(Name of Party)

By: Business Development Corporation of America,
its sole member

By:	/s/ Scott L. Flood	By:	/s/ Brian S. Block
Name: Scott L. Flood		Name: Brian S. Block
Title: Vice President		Title: Chief Financial Officer and Treasurer
Date: July 13, 2012

Execution Copy

SCHEDULE
to the
ISDA 2002 Master Agreement
dated as of July 13, 2012
between

CITIBANK, N.A.,

a national banking association organized under the laws of the United States

("Party A")

and

405 TRS I, LLC,
a limited liability company formed
under the laws of the State of Delaware
("Party B")

Part 1

Termination Provisions

In this Agreement:

(a)          "Specified Entity" means:

(i)          in relation to Party A, for the purpose of Section 5(a)(v) of this Agreement, Citigroup Global Markets Limited, Citigroup Global Markets Inc., Citigroup Forex Inc., Global Markets Commercial Corp., Citicorp Securities Services, Inc., Citibank Europe PLC, Citigroup Financial Products Inc., Citigroup Global Markets Deutschland AG & Co. KGaA, Citigroup Energy Inc., Citibank Canada, Citigroup Energy Canada ULC, and Citibank Japan Ltd., (individually a "Section 5(a)(v) Affiliate"), and for all other purposes not applicable; and

(ii)         in relation to Party B, for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(v) of this Agreement, Business Development Corporation of America, a Maryland corporation (the "Party B Investor").

(b)          "Specified Transaction" will have the meaning specified in Section 14 of this Agreement. For purposes of clause (c) of such definition, Specified Transaction includes any securities options, margin loans, short sales, and any other similar transaction now existing or hereafter entered into between Party A or any Section 5(a)(v) Affiliate, on the one hand, and Party B or any Specified Entity of Party B, on the other hand.

(c)          The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B; provided that, notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) therein if (a) the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; (b) funds were available to such party to enable it to make the relevant payment when due; and

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(c) such relevant payment is made within three Local Business Days following the discovery of the error or failure.

For purposes of Section 5(a)(vi), the following provisions apply:

"Specified Indebtedness" shall have the meaning set forth in Section 14 of this Agreement; provided that Specified Indebtedness shall not include deposits received in the course of a party's ordinary banking business.

"Threshold Amount" means

(i)  with respect to Party A, 2% of the stockholders' equity of Party A; and

(ii) with respect to Party B, the lesser of USD10,000,000 and 2% of the Net Asset Value of the Party B Investor;

including the U.S. Dollar equivalent on the date of any default, event of default or other similar condition or event of any obligation stated in any other currency.

For purposes of the above, stockholders' equity shall be determined by reference to the relevant party's most recent consolidated (quarterly, in the case of a U.S. organized party) balance sheet and shall include, in the case of a U.S. organized party, legal capital, paid-in capital, retained earnings and cumulative translation adjustments. Such balance sheet shall be prepared in accordance with accounting principles that are generally accepted in such party's country of organization.

(d)          The "Credit Event Upon Merger" provisions of Section 5(b)(v) of this Agreement will apply to Party A and will apply to Party B (and to the Party B Investor); provided that a change in the capital structure of the Party B Investor solely by reason of the incurrence of debt or the issuance of preferred stock will not constitute a Designated Event with respect to the Party B Investor so long as such incurrence or issuance is effected in compliance with the 1940 Act (including Section 18 thereof) and all applicable rules thereunder.

(e)          The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B; provided that, with respect to a party, where the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5), (6) or, to the extent analogous thereto, (8) is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply to such party.

(f)          "Termination Currency" means United States Dollars.

(g)          "Additional Termination Event": The following shall constitute Additional Termination Events (and Party B will be the sole Affected Party, and all Transactions will be Affected Transactions, with respect to each such Additional Termination Event):

(1)         Without Party A's prior written consent, (x) the Party B Investor changes its jurisdiction of organization and/or organizational form from a corporation organized under the laws of the State of Maryland or (y) any amendment, supplement or other modification is made to any of the charter and by-laws of the Party B Investor, in each case, to the extent such change, amendment, supplement or other modification has, or could reasonably be expected to have, a Material Adverse Effect; provided that no amendment, supplement or other modification will be an Additional Termination Event under this paragraph solely to the extent such amendment, supplement or other modification is made solely to reflect that the Party B Investor's assets have ceased to be subject to the discretionary management of a person or entity other than the Party B Investor (but only if the directors, officers and employees of the Party B Investor responsible for the management of such assets immediately following such event consist of the directors, officers and employees of the Investment Advisor who were responsible for the management of such assets immediately prior to such event) (any such managerial change, subject to the foregoing parenthetical, is herein referred to as an Internalization).

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(2)         Without Party A's prior written consent, (x) Party B changes its jurisdiction of organization and/or organizational form from a limited liability company formed under the laws of the State of Delaware or (y) any amendment, supplement or other modification is made to the limited liability company agreement of Party B, in each case, to the extent such change, amendment, supplement or other modification has, or could reasonably be expected to have, a Material Adverse Effect.

(3)         The Party B Investor ceases to be the sole owner, beneficially and of record, of all of the equity ownership interests issued by Party B.

(4)         The Party B Investor ceases to be the manager of Party B (in such capacity as manager, the "Manager") or ceases to have authority to enter into transactions pursuant to this Agreement on behalf of Party B and shall not have been replaced by either (x) the Investment Advisor or (y) another person or entity as to which Party A has not made an objection, having a reasonable basis, in writing within 10 Business Days following notice of such event.

(5)         The Party B Investor fails to maintain a BDCA Adviser, LLC or a successor thereto acceptable to Party A in its sole discretion (the "Investment Advisor") as its sole investment adviser; provided that no such failure will be an Additional Termination Event under this paragraph if such failure results from an Internalization.

(6)         The Investment Advisor fails to be a wholly owned direct or indirect subsidiary of AR Capital, LLC or any other entity acceptable to Party A in its sole discretion; provided that no such failure will be an Additional Termination Event under this paragraph if such failure results from an Internalization.

(7)         The execution, delivery or performance of this Agreement by Party B fails to comply in any material respect with any of the investment strategies and/or restrictions applicable to Party B or the Party B Investor.

(8)         Party B incurs, assumes or otherwise becomes liable in respect of any Specified Indebtedness (other than any Specified Indebtedness arising under any Transaction hereunder).

(9)         Party B enters into any Specified Transaction (other than any Transaction hereunder).

(10)        The Party B Investor or Party B shall dissolve or liquidate.

(11)        There occurs any material change to or departure from a Fundamental Policy of the Party B Investor or Party B that relates to Party B's performance of its obligations under the Agreement, in each case, to the extent such change or departure has, or could reasonably be expected to have, a Material Adverse Effect.

(12)        The Party B Investor violates Section 18, as modified by Section 61, of the 1940 Act.

(13)        The Party B Investor violates Section 55(a) of the 1940 Act.

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(14)        The election of the Party B Investor to be subject to the provisions of Sections 55 through 65 of the 1940 Act pursuant to Section 54(a) of the 1940 Act is revoked by order of the Securities and Exchange Commission or is withdrawn by the Party B Investor pursuant to Section 54(c) of the 1940 Act.

As used herein:

"1940 Act" means the Investment Company Act of 1940, as amended.

"Fundamental Policy" means any policies of the Party B Investor that may not be changed without the vote of the owners of the beneficial interests in the Party B Investor.

"Material Adverse Effect" means a material adverse effect on (a) the ability of Party B to perform any of its obligations under this Agreement or any Credit Support Document to which Party B is a party, (b) the rights of or benefits available to Party A under this Agreement or any Credit Support Document to which Party B is a party, (c) the authority of the Manager to act as Party B's agent in entering into and confirming Transactions and in receiving notices to Party B under this Agreement or (d) whether any Transaction shall be consistent with the then-current and applicable investment policies, trading strategies and/or restrictions of Party B and the Party B Investor.

"Net Asset Value" means, in relation to the Party B Investor, its net asset value calculated in accordance with the requirements of the 1940 Act, and all applicable rules and regulations promulgated under the U.S. Federal securities laws, including Regulation S-X.

Part 2

Tax Representations

(a)          Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or documents under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)          Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

The following representations will apply to Party A:

It is a national banking association organized under the laws of the United States, and its U.S. taxpayer identification number is 13-5266470.

It is "exempt" within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

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The following representations will apply to Party B:

Party B is a limited liability company organized under the laws of the State of Delaware. Party B is a disregarded entity for U.S. Federal income tax purposes.

The Party B Investor is a corporation organized under the laws of the State of Maryland, and its U.S. taxpayer identification number is 27-2614444.

The Party B Investor is a regulated investment company for U.S. Federal income tax purposes.

Part 3

Agreement to Deliver Documents

For the purpose of Section 4(a) of this Agreement:

I.  Tax forms, documents or certificates to be delivered are:

Party required to	Form/Document/	Date by which to
deliver document	Certificate	Be delivered

Party A	An executed IRS Form W-9 (or any Upon execution and delivery of successor form) (together with any this Agreement; and promptly required attachments) with respect to upon learning that any form Party A previously provided by such party has become obsolete or incorrect.

Party B	An executed IRS Form W-9 (or any Upon execution and delivery of successor form) (together with any this Agreement; and promptly required attachments) with respect to the upon learning that any form Party B Investor, indicating Party B as the previously provided by such disregarded entity name with respect to party has become obsolete or the Party B Investor incorrect.

II.  Other documents to be delivered are:

Party required
to deliver			Covered by
document	Form/Document/Certificat Date by which to be delivered		Section 3(d)

Party A and Party B	Evidence reasonably satisfactory to the other party of the (i) authority of such party to enter into this Agreement and any Transactions and (ii) the authority and genuine signature of the individual signing this Agreement on behalf of such party to execute the same.	Upon execution and delivery of this Agreement and, if requested by the other party, as soon as practicable after execution of any Confirmation of any other Transaction.	Yes

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Party B	The annual report of the Party B Investor containing audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in the United States of America and certified by independent certified public accountants for each fiscal year.	As soon as available and in any event within 120 days (or as soon as practicable after becoming publicly available) after the end of each of the Party B Investor's fiscal years.	Yes; provided that the phrase "is, as of the date of the information, true, accurate and complete in every material respect" in Section 3(d) shall be deleted and the phrase "fairly presents, in all material respects, the financial condition and results of operations as of their respective dates and for the respective periods covered thereby" shall be inserted in lieu thereof

Party B	The unaudited consolidated financial statements, the consolidated balance sheet and related statements of income of the Party B Investor for each of the first three fiscal quarters of each fiscal year prepared in accordance with accounting principles that are generally accepted in the United States of America.	As soon as available and in any event within 60 days (or as soon as practicable after becoming publicly available) after the end of each of the Party B Investor's fiscal quarters.	Yes; provided that the phrase "is, as of the date of the information, true, accurate and complete in every material respect" in Section 3(d) shall be deleted and the phrase "fairly presents, in all material respects, the financial condition and results of operations as of their respective dates and for the respective periods covered thereby" shall be inserted in lieu thereof

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Party B	Certified copies of (a) the charter and by-laws of the Party B Investor; (b) the limited liability company agreement of Party B, (c) the Amended and Restated Investment Advisory and Management Services Agreement dated as of June 23, 2011 between the Party B Investor and the Investment Advisor.	Upon execution and delivery of this Agreement and as soon as practicable after any amendment, supplement or other modification of any thereof.	Yes

Party B	A confirmation, addressed to Party A, from the Investment Advisor to the effect that no advice given by Party A or its Affiliates shall form a primary basis for any investment advice provided by it relating to any Transaction under or in connection with this Agreement, that neither Party A nor any of its Affiliates is or shall be a fiduciary or advisor with respect to the Party B Investor or Party B and that no amounts paid or to be paid to Party A or its Affiliates are attributable to any advice provided by Party A or its Affiliates.	Upon execution and delivery of this Agreement	Yes

Party A and	A duly executed copy of Upon execution and delivery		No
Party B	each of the Credit Support of this Agreement. Documents specified in Part 4(f) of this Schedule.

Party B	A statement including a calculation of the Party B Investor's Net Asset Value as of the end of each calendar month (the "NAV Statement").	No later than two Business Days after the same is made available by or on behalf of the Party B Investor to any direct or indirect investors in the Party B Investor.	Yes

Party B	Such other documents that may be reasonably requested by Party A from time to time.	As per request by Party A.	Yes

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Part 4

Miscellaneous

(a)          Addresses for Notices. For the purpose of Section 12(a) of this Agreement: Address for notices or communications to Party A:

Address:               Capital Markets Documentation Unit

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention:         Director Derivatives Operations

Facsimile No.: (212) 816-5550

(For all purposes)

Address for notices or communications to Party B:

Address:               405 TRS I, LLC

405 Park Avenue, 15th Floor New
York, NY 10022

Attention: General Counsel

Facsimile: 646-861-7804

(b)          Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not Applicable Party B appoints as its Process Agent: Not Applicable

(c)          Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)          Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is not a Multibranch Party and will enter into a Transaction only through the following office: New York.

Party B is not a Multibranch Party.

(e)          Calculation Agent. The Calculation Agent will be Party A; provided that, if an Event of Default under Section 5(a)(i) or 5(a)(vii) with respect to Party A shall have occurred and be continuing, then an Approved Buyer (as defined in the Subject Confirmation referred to in the Credit Support Annex) selected by Party B in good faith and that is not an Affiliate of either party shall be the Calculation Agent so long as no Event of Default with respect to Party B shall have occurred and be continuing.

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(f)          Credit Support Document.

(i)          In relation to Party A, the Credit Support Annex dated as of the date hereof and attached hereto between the parties hereto; and

(ii)         In relation to Party B, (1) the Credit Support Annex dated as of the date hereof and attached hereto between the parties hereto and (2) the Deposit Account Control Agreement referred to in said Credit Support Annex.

(g)          Credit Support Provider.

(i)          In relation to Party A, none; and

(ii)         In relation to Party B, none.

(h)          Governing Law. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

(i)          Jurisdiction. Section 13(b)(i) of this Agreement is hereby amended by deleting in line 2 of paragraph 2 the word "non-" and by deleting paragraph (iii) thereof. The following shall be added at the end of Section 13(b): "Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction."

(j)          "Affiliate" will have the meaning specified in Section 14 of this Agreement.

(k)          Absence of Litigation. For the purpose of Section 3(c), "Specified Entity" means in relation to Party A, any Affiliate of Party A, and in relation to Party B, each Specified Entity referred to in Part 1 of this Schedule.

(l)          No Agency. The provisions of Section 3(g) will apply to this Agreement.

(m) Additional Representation will apply. Section 3(a) of this Agreement is hereby amended by the deletion of "and" at the end of Section 3(a)(iv); the substitution of a semi-colon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi) to (viii), as follows:

"(vi) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)         No Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(2)         Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

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(3)         Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(vii)       Eligible Contract Participant. (a) It is an "eligible contract participant" within the meaning of Section 1a of the Commodity Exchange Act, as amended (the "CEA"), (b) this Agreement and each Transaction are subject to individual negotiation by each party, and (c) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of Section 1a of the CEA.

(viii)      ERISA. The assets that are used in connection with the execution, delivery and performance of this Agreement and the Transactions entered into pursuant hereto are not the assets of an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), an entity whose underlying assets include "plan assets" by reason of Department of Labor regulation section 2510.3- 101, or a governmental plan that is subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code."

(n)          "Netting of Payments" Either party may notify the other in writing, not less than one Local Business Day in advance of one or more Scheduled Payment Dates, that with regard to payments due on that date, Multiple Transaction Payment Netting will apply; provided that no such notice shall be required with respect to any Transaction if the related Confirmation expressly provides that Multiple Transaction Payment Netting will apply. Except to the extent that such advance written notice shall have been given or as is specified in a related Confirmation, subparagraph Multiple Transaction Payment Netting will not apply for purposes of Section 2(c) of this Agreement.

Part 5

Other Provisions

(a)          Waiver of Right to Trial by Jury. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

(b)          Severability. Except as otherwise provided in Sections 5(b)(i) or 5(b)(ii) in the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c)          Netting. In the event that any Terminated Transaction cannot be aggregated and netted against all other Terminated Transactions under Section 6(e) of this Agreement, such excluded Terminated Transactions shall be aggregated and netted amongst themselves to the fullest extent permitted by law.

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(d)          Escrow Payments. If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case the deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by the irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. on the date it is deposited for any reason other than the intended recipients' failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(e)          Recording of Conversations. Each party hereto consents to the recording of its telephone conversations relating to this Agreement or any potential Transaction. To the extent that one party records telephone conversations (the "Recording Party") and the other party does not (the "Non-Recording Party"), the Recording Party shall, in the event of any dispute, make a complete and unedited copy of such party's tape of the entire day's conversations with the Non-Recording Party's personnel available to the Non-Recording Party. The Recording Party's tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party's policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

(f)          Limitation of Liability. No party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits.

(g)          2002 Master Agreement Protocol. The parties agree that the definitions and provisions contained in Annexes 1 to 16 and Section 6 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on 15th July 2003 are incorporated into and apply to this Agreement.

(h)          Additional Party B Representations. Section 3 of this Agreement is hereby amended by the addition of the following representations (which shall be made solely by Party B to Party A):

(h)          Compliance with Investment Policies. The execution, delivery, and performance by Party B of this Agreement and each Confirmation does not conflict with or violate the investment policies, trading strategies and/or restrictions of the Party B Investor as set forth in the offering and organizational documents, in each case as in effect from time to time, of the Party B Investor.

(i)          Manager Authorized as Agent. The Manager is duly authorized to act as Party B's agent in entering into and confirming Transactions and receiving notices to Party B under this Agreement, and the Manager's entering into or confirmation of any Transaction shall be sufficient to bind Party B, with the result that Party B's signature shall not be required on any Confirmation.

11

(j)          Compliance with 1940 Act. The Party B Investor has elected to be subject to the provisions of Sections 55 through 65 of the 1940 Act pursuant to Section 54(a) of the 1940 Act. Party B will enter into any Transaction in compliance with its investment policies; the execution of this Agreement by Party B, the entry by Party B into any Transaction hereunder, and the performance of its obligations hereunder and under each Transaction, will not result in a violation by the Party B Investor of any provision of the 1940 Act applicable to business development companies. The Party B Investor has disclosed in its prospectus or other offering documents that it may enter into transactions of the type contemplated by this Agreement, to the extent required by applicable laws and regulations. The Board of Directors of the Party B Investor, or its equivalent, has given all necessary approvals for the Party B Investor (either directly or through a subsidiary) to enter into this Agreement and any Transaction. The Party B Investor is not a person of which Party A is an "affiliated person", or an affiliated person of an affiliated person, within the meaning of Section 2(a)(3) of the 1940 Act.

(k)          Assets of Party B. All of the assets of Party B are available to satisfy the obligations of Party B under this Agreement.

(l)          Obligations Pari Passu. The obligations of Party B to Party A under this Agreement rank at least pari passu with all other senior unsecured indebtedness of Party B.

Party B covenants that (i) it will not take any action during the term of any Transaction that would render any of the representations and warranties in this Part 5(h) untrue and (ii) it will take all necessary action during the term of each Transaction to cause such representations and warranties to continue at all times to be true.

(i)          Manager Representations. The following representations shall be made by the Manager in accordance with Section 3 of the Agreement as if the Manager was a party to this Agreement:

"(i) Manager Representations. The Manager represents and warrants to Party A (x) that it is duly authorized to act as Party B's agent in entering into and confirming Transactions and in receiving notices to Party B under this Agreement, and (y) that any Transaction shall be entered into in accordance with the applicable investment policies, trading strategies and/or restrictions of Party B and the Party B Investor as are then in effect.

(ii) No Investment Advice from Party A. The Manager represents and agrees that no advice given by Party A or its Affiliates shall form a primary basis for any decision by or on behalf of the Manager relating to any Transaction under or in connection with this Agreement, that neither Party A nor any of its Affiliates is or shall be a fiduciary or advisor with respect to the Manager or Party B and that no amounts paid or to be paid to Party A or its Affiliates are attributable to any advice provided by Party A or its Affiliates."

(j)          Additional Party B Covenant. For purposes of Section 4 of this Agreement, the following shall be added immediately following paragraph (e) thereof:

"(f) Notification Requirements. Party B shall notify Party A in writing immediately upon the occurrence of any of the following: (i) any Additional Termination Event in relation to Party B, (ii) a material change in the investment policies of Party B or the Party B Investor as they relate to derivatives transactions, borrowing, leverage or other matters arising under Section 18 of the 1940 Act (as modified by Section 61 of the 1940 Act) and Section 55(a) of the 1940 Act; (iii) the entry by Party B, the Party B Investor or the Manager into an agreement that would result in the merger, change in control or reorganization of Party B, the Party B Investor or the Manager; (iv) Party B or the Party B Investor or the Manager becomes aware of the commencement of litigation or regulatory action against Party B, the

Party B Investor or the Manager that has, or could reasonably be expected to have, a Material Adverse Effect; or (v) the independent public accountant of the Party B Investor resigns, is dismissed, or issues a report on the Party B Investor's financial statements that contains an adverse opinion or disclaimer of opinion, or issues an opinion that is qualified or modified as to uncertainty, audit scope or audit principles."

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(k)          Confirmation Procedures. Except as otherwise expressly provided in a Confirmation with respect to a Transaction, for each Transaction that Party A and Party B enter hereunder, Party A shall promptly send to Party B a Confirmation setting forth the terms of such Transaction. Party B shall promptly execute and return the Confirmation to Party A or request correction of any error. Failure of Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation and acceptance of such terms.

(l)          Recourse Limited to Party B. Notwithstanding anything to the contrary contained in the Agreement, the Schedule or any Confirmation or other document issued or delivered in connection with any Transaction entered into under this Agreement, any amounts owed or liabilities incurred by Party B hereunder or in respect of any Transaction entered into under this Agreement, shall be satisfied solely from the assets of Party B and no recourse whether by set-off or otherwise, shall be had to the assets of the Manager or any director, officer or employee or partner of Party B or the Manager or any of their Affiliates, except that the foregoing will not limit service of process on Party B by delivery of notice on its behalf to Party B.

(m)          Limitation on Damages. To the fullest extent permitted by applicable law, each party agrees that it shall not assert, and hereby waives, any claim against the other party, on any theory of liability, for special, indirect, consequential or punitive damages; provided that the foregoing shall not limit any party's obligation to make any amount otherwise payable in accordance with the express provisions of this Agreement.

(n)          Foreign Account Tax Compliance Act. (a) For purposes of any Payer Tax Representation, the words “any tax from any payment” shall not include any tax imposed under Sections 1471 and 1472 of the Code ("FATCA Withholding Tax"); and (b) the definition of “Indemnifiable Tax” shall not include any FATCA Withholding Tax.

(o)          ISDA 2010 Short Form HIRE Act Protocol. The parties agree that solely as between Party A and Party B, the definitions and provisions contained in the Attachment to the ISDA 2010 Short Form HIRE Act Protocol published by the International Swaps and Derivatives Association, Inc. on November 30, 2010, (“Short Form Protocol Attachment”), will be deemed to be incorporated herein, mutatis mutandis, as though such definitions and provisions were set out in full herein, with any such conforming changes as are necessary to deal with what would otherwise be inappropriate or incorrect cross references. The parties further agree that the Implementation Date (as such term is defined in the Short Form Protocol Attachment) shall be the date of execution of this Agreement.

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IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIBANK, N.A.	405 TRS I, LLC

By:	/s/ Scott L. Flood	By:	/s/ Brian S. Block
Name: Scott L. Flood		Name: Brian S. Block
Title: Vice President, Citibank, N.A.		Title: Chief Financial Officer and Treasurer

BUSINESS DEVELOPMENT CORPORATION OF AMERICA, in its individual capacity in respect of the representations made by the Manager in Part 5(i) of this Schedule.

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Chief Financial Officer and Treasurer
Date: July 13, 2012

ISDA Master Schedule — Signature Page

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

2002 ISDA Master Agreement

dated as of July 13, 2012

between

CITIBANK, N.A.	and	405 TRS I, LLC

(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:— Paragraph 1. Interpretation

(a)          Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)          Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Copyright © 1994 by International Swaps and Derivatives Association, Inc.

Paragraph 3. Credit Support Obligations

(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)  the Credit Support Amount exceeds

(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)  the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii) the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)          Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)  no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)          Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)          Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

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(d) Substitutions.

(i)   Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)  subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

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Paragraph 6. Holding and Using Posted Collateral

(a)          Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) Eligibility to Hold Posted Collateral; Custodians.

(i)    General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)    Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)   Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)          Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)   sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)   register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d) Distributions and Interest Amount.

(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

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(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)   that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)  that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)   all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)  any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

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(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)   the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)  the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)  it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

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Paragraph 10. Expenses

(a)          General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)          Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)          Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a)          Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)          Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)          Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)          Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)          Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)          Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

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Paragraph 12. Definitions As used in this Annex:—

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3.

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

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“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)  in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)  in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)  in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)  in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

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“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral or Posted Collateral that is:

(A)  Cash, the amount thereof; and

(B)  a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

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Execution Copy

Paragraph 13. Elections and Variables

(a)          Security Interest for "Obligations". The term "Obligations" as used in this Annex means, with respect to the Pledgor, all present and future obligations of the Pledgor under this Agreement.

(b)          Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount; Addition to Paragraph 3.

(A)    "Delivery Amount" has the meaning set forth in Paragraph 3(a).

(B)    "Return Amount" has the meaning set forth in Paragraph 3(b).

(C)   "Credit Support Amount" means for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) the Pledgor's Threshold, if any; provided that (x) in the case where the sum of the Independent Amounts applicable to the Pledgor exceeds zero, the Credit Support Amount will not be less than the sum of all Independent Amounts applicable to the Pledgor and (y) in all other cases, the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields an amount less than zero.

(ii) Eligible Collateral. The items set forth on Schedule I hereto will qualify as "Eligible Collateral" for the party specified (with the respective Valuation Percentages set forth opposite such items in said Schedule).

(iii) Other Eligible Support. Although the parties intend that Transactions entered into under the Confirmation dated July 13, 2012 (the "Subject Confirmation") shall be subject to, and interpreted and performed in accordance with, the representations and warranties made in Clause 7 of the Subject Confirmation, in the event that any such Transaction is for any purpose deemed to be a loan made by Party A to Party B, any Reference Obligation (as defined in the Subject Confirmation) held by any Citibank Holder (as defined in the Subject Confirmation) as a hedge for any Transaction and all proceeds thereof shall be deemed to be Other Eligible Support and Other Posted Support.

(iv) Thresholds.

(A)    "Independent Amount" means, with respect to Party B, and with regard to any Transaction or group of specified Transactions, the amount as specified in the relevant Confirmation.

(B)    "Threshold" shall mean, with respect to Party A, not applicable., and with respect to Party B, zero.

(C)    "Minimum Transfer Amount" for purposes of computing a Delivery Amount pursuant to Paragraph 3(a) and a Return Amount pursuant to Paragraph 3(b), as of any date shall be USD250,000.

(D)    Rounding. The Delivery Amount and the Return Amount will not be rounded.

(c)          Valuation and Timing.

(i)    "Valuation Agent" means the Secured Party.

(ii)    "Valuation Date" means each Local Business Day.

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(iii)    "Valuation Time" means, with respect to the determination of Exposure, Value of Eligible Credit Support and Posted Credit Support, the close of business on the Local Business Day immediately before the Valuation Date or date of calculation, as applicable.

(iv)    "Notification Time" means 10:00 a.m., New York time on a Valuation Date.

(d)          Conditions Precedent and Secured Party's Rights and Remedies. Each Termination Event specified below with respect to a party will be a "Specified Condition" for that party (the specified party being the Affected Party if a Termination Event or Additional Termination Event occurs with respect to such party):

	Party A	Party B
Illegality	☐	☐
Tax Event	☐	☐
Tax Event Upon Merger	☐	☐
Credit Event Upon Merger	☒	☒
Additional Termination Events specified in [ ] the Schedule to this Agreement		☒

(e)          Substitution.

(i)          "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii)         Transfer. Notwithstanding anything to the contrary contained in Paragraph 4(d) of the Credit Support Annex, consent of the Secured Party shall be required in order that a party be permitted to Transfer Substitute Credit Support hereunder, provided, however, that such consent shall not be unreasonably withheld or delayed.

(f)          Dispute Resolution.

(i)          "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 5.

(ii)         Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: (A) the Value of Posted Credit Support consisting of Cash shall be the amount thereof and (B) the Value of Posted Credit Support consisting of a security shall be the sum of (i) (x) the arithmetic mean of the mid market quotations on the relevant date of three nationally recognized principal market makers (which may include an affiliate of Party A) for such security chosen by the Valuation Agent multiplied by the applicable Valuation Percentage or (y) if no quotations are available from such principal market makers on the relevant date, the arithmetic mean of the closing bid prices on the next preceding date multiplied by the applicable Valuation Percentage plus (ii) the accrued interest on such security (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (i) of this clause) as of such date.

(iii)        Alternative. The provisions of Paragraph 5 will apply.

(g)          Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians.

(A)         Party B’s custodian will be entitled to hold Posted Collateral Transferred to the Secured Party pursuant to Paragraph 6(b). Any custodian selected shall be a Qualified Institution, and all Posted Collateral shall be held only in the United States.

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(B)         Any Eligible Collateral Transferred by Party B as Pledgor shall be transferred to the Account (the "Collateral Account") established under and as defined in the Account Control Agreement dated as of the date hereof, among Party A (as Secured Party), Party B (as Pledgor), and Citibank, N.A. (as Custodian), and attached hereto as Exhibit I. Party B will at all times cause Party A to have "control" (as such term is defined in Section 9-104 of the Uniform Commercial Code as in effect in the State of New York) over said Account.

(C)         In the event that such Custodian ceases to be a Qualified Institution or Party B otherwise wishes to have another Qualified Institution serve as custodian, then such Posted Collateral shall be Transferred to another Qualified Institution selected by Party B, subject to the entry by Party A, Party B and such successor custodian into an agreement in substantially the form of Exhibit I hereto.

(D)         "Qualified Institution" shall mean: a trust company or commercial bank (a) with trust powers, organized under the laws of the United States of America or any state thereof, and subject to supervision or examination by federal or state authority, having a combined capital and surplus of at least $500,000,000; and (b) having general unsecured short-term obligations rated at least "P-1" by Moody's or "A-2" by S&P or have outstanding long term unsecured unsubordinated debt securities rated at least "Baa2" by Moody's or "BBB" by S&P.

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply.

(h)          Distributions and Interest Amount.

(i)    Interest Rate. The "Interest Rate" will be not applicable.

(ii)   Transfer of Interest Amount. Not applicable.

(iii)  Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.

(i)          Additional Representations.

(i)    Notwithstanding anything to the contrary contained herein, ("X") shall be the beneficial owner, within the meaning of the U.S. tax laws, of any securities it shall Transfer as collateral to the other party ("Y") pursuant to the terms hereof.

(ii)   X shall promptly provide to Y, upon written request, any tax documentation reasonably requested by Y to allow Y to make gross interest payments to X in respect of any Posted Collateral Transferred to Y pursuant hereto.

(iii)  Notwithstanding anything in the contrary set forth in Paragraph 9(ii) or 11(c), Party B's Custodian shall have a right of set-off with respect to the Collateral Account as provided in Section 3 of the Account Control Agreement referred to in Paragraph 13(g)(i)(B).

(j)          Other Eligible Support and Other Posted Support.

(i)    "Value" with respect to Other Eligible Support and Other Posted Support shall not be applicable.

(ii)   "Transfer" with respect to Other Eligible Support and Other Posted Support shall not be applicable.

(k)          Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Annex, provided, that the address for Party A for such purposes shall be:

13

Citibank, N.A.
Collateral Management Group
388 Greenwich Street, 11th Floor
New York, NY 10013
Telephone no. (212) 816-8090
Facsimile no. (212) 994-0728;

and the address for Party B for such purposes shall be:

405 TRS I, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Attention: General Counsel
Facsimile: 646-861-7804

(l)          Accounts

All Transfers of Eligible Collateral for the benefit of Party A as Secured Party shall be made to the Collateral Account.

All Transfers of Posted Credit Support to Party B shall be made to the following account:

To an account at a commercial bank located in the
United States of America most recently
identified for such purpose
by Party B in a notice in Party A

(m)          Other Provisions.

(i)    Actions Hereunder. Either party may take any actions hereunder, including liquidation rights, through its Custodian or other agent.

(ii)   Events of Default. Paragraph 7(i) shall be amended and restated in its entirety as follows: "(i) that party fails (or fails to cause its Custodian) to make, when due any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount as applicable, required to be made by it and that failure continues for one Local Business Day after notice of that failure is given to that party;"

(iii)  Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Party A, (b) the term "Pledgor" as used in this Annex means only Party B, (c) only Party B makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party B will be required to make Transfers of Eligible Credit Support hereunder.

(iv)  Definitions and Inconsistency. Paragraph 1(a) shall be amended by adding the following language immediately after the last sentence of such paragraph: "In the event of any inconsistency between this Annex and a Confirmation, the Confirmation will prevail in relation to the related Transaction or Transactions.".

14

IN WITNESS WHEREOF, the parties hereto have executed this Annex as of the date first above written.

CITIBANK, N.A.		405 TRS I, LLC

By:	/s/ Scott L. Flood	By:	/s/ Brian S. Block

Name:	Scott L. Flood	Name:	Brian S. Block
Title:	Vice President, Citibank, N.A.	Title:	Chief Financial Officer and Treasurer

Schedule I

			Valuation
	Party A	Party B	Percentage

Cash	N/A	X	100%

Exhibit I

Account Control Agreement

ACCOUNT CONTROL AGREEMENT

among

405 TRS I, LLC, as PLEDGOR

CITIBANK, N.A., as SECURED PARTY

and

CITIBANK, N.A., as BANK

THIS ACCOUNT CONTROL AGREEMENT (this "Agreement"), dated as of July 13, 2012, by and among 405 TRS I, LLC, a Delaware limited liability company, as pledgor (the "Pledgor"), Citibank, N.A., a national banking association organized and existing under the laws of the United States, as secured party, (the "Secured Party"), and Citibank, N.A., a national banking association organized and existing under the laws of the United States (the "Bank").

WHEREAS, the Pledgor and the Secured Party are parties to a 2002 ISDA Master Agreement dated as of July 13, 2012, including a Credit Support Annex (such Credit Support Annex, as amended, supplemented and otherwise modified and in effect from time to time, the "Pledge Agreement") to the Schedule to said Master Agreement.

WHEREAS, pursuant to the Pledge Agreement the Pledgor has granted the Secured Party a security interest in account # 3617-2242, a non-interest bearing account established and maintained by the Bank for the Pledgor.

WHEREAS, the parties wish that the Bank enter into this Agreement in order to provide for the "control" (as defined in Section 9-104(a) of the Uniform Commercial Code in effect in the State of New York ("UCC"), in the case of a deposit account or Section 8-106 of the UCC, in the case of a security account) of the account as a means to perfect the security interest of the Secured Party.

WHEREAS, capitalized terms used herein without definition and that are defined in Article 8 or Article 9 of the UCC shall have the respective meanings set forth therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby irrevocably acknowledged, the parties hereto agree as follows:

1.           The Account. The Pledgor and the Bank represent and warrant to, and agree with the Secured Party that:

(a)          The Bank maintains the Account for the Pledgor, and all property (including, without limitation, all funds and financial assets) held by the Bank for the account of the Pledgor are, and will continue to be, credited to the Account. The Bank will from time to time accept funds from the Pledgor for deposit into the Account.

(b)          To the extent that cash is credited to the Account, the Account is a deposit account; and to the extent that financial assets (other than cash) are credited to the Account, the Account is a securities account. The Bank is (i) the bank with which the Account is maintained and (ii) the securities intermediary with respect to financial assets held in the Account. The Pledgor is (A) the Bank's customer with respect to the Account and (B) the entitlement holder with respect to all financial assets credited from time to time to the Account.

(c)          Notwithstanding any other agreement to the contrary, the Bank's jurisdiction (including its securities intermediary's jurisdiction) with respect to the Account for purposes of the UCC is, and will continue to be for so long as the Secured Party's security interest shall be in effect, the State of New York.

(d)          The Bank does not know of any claim to or interest in the Account or any property (including, without limitation, funds and financial assets) credited to the Account, except for claims and interests of the parties referred to in this Agreement.

(e)          Notwithstanding anything in this Agreement to the contrary, the Pledgor agrees that no assets other than cash shall be deposited into the Account without the prior written consent of the Secured Party.

(f)          For purposes of this Agreement "Business Day" shall mean any day that the Bank is open for business.

2.           Control over Account. [CHECK ONE BOX ONLY]

The Bank shall comply with (a) all instructions directing disposition of the funds in the Account (b) all notifications and entitlement orders that the Bank receives directing it to transfer or redeem any financial assets in the Account and (c) all other directions concerning the Account, including, without limitation, directions to distribute proceeds of any such transfer or redemption of interest or dividends on financial assets in the Account (any such instruction, notification or direction referred to in clauses (a), (b) and (c) above being an "Account Direction"), in each case of clauses (a), (b) and (c) above originated exclusively by:

☐          the Pledgor, until the time that that Bank receives a notice,substantially in the form attached hereto as Exhibit A (a "Notice Of Exclusive Control") from the Secured Party that the Secured Party is exercising its right to exclusive control over the Account, and after such time that the Bank receives a Notice of Exclusive Control, the Secured Party, without further consent by the Pledgor. Until the Bank receives a Notice of Exclusive Control from the Secured Party that the Secured Party will exercise exclusive control over the Account, the Bank shall distribute to the Pledgor all interest and cash dividends on property (including, without limitation, funds and financial assets) in the Account on a quarterly basis. If the Bank receives from the Secured Party a Notice of Exclusive Control, the Bank shall cease complying with Account Directions of the Pledgor, and shall cease distributing to the Pledgor any interest and dividends on property (including, without limitation, funds and financial assets) in the Account.

☒ the Secured Party. The Account shall be under the sole dominion and control of the Secured Party. None of the Pledgor, nor any other person or entity, acting through or under the Pledgor, shall have any control over the use of, or any right to withdraw any amount from, the Account.

Without limiting the generality of the foregoing, (a) the Bank agrees that it will comply with all such instructions, notifications and directions originated by the Secured Party with respect to the Account and all assets credited thereto without further consent by the Pledgor and (b) the Bank may from time to time accept funds from the Pledgor for deposit into the Account.

3.           Priority of Secured Party's Security Interest.

The Bank subordinates in favor of the Secured Party any interest, lien or right of setoff it may have, now or in the future, against the Account or assets in the Account; provided, however, that, subject to the foregoing, the Bank may set off all amounts due to it in respect of its expenses (including without limitation the payment of any legal fees or expenses).

4.           Interest on and Investment of Funds.

(a)          Collected funds from time to time standing to the credit of the Account shall remain uninvested and shall bear no interest.

(b)          The Pledgor shall upon execution of this Agreement provide the Bank with a duly completed and properly executed original IRS Form W-9 (or applicable Form W-8, in the case of a non-U.S. person).

(c)          Citigroup, Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. This Agreement and any amendments or attachments are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer's particular circumstances for an independent tax advisor.

5.           Concerning the Bank.

(a)          Bank Duties. Each of the Pledgor and the Secured Party acknowledges and agrees that (i) the duties, responsibilities and obligations of the Bank shall be limited to those expressly set forth in this Agreement, each of which is administrative or ministerial (and shall not be construed to be fiduciary in nature), and no duties, responsibilities or obligations shall be inferred or implied, (ii) the Bank shall not be responsible for any of the agreements referred to or described herein (including without limitation the Pledge Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (iii) this Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto, (iv) the Bank shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder and (v) the Bank shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification.

(b)          Standard of Care. The Bank shall be under no duty to afford the assets in the Account any greater degree of care than it gives its own similar property. The Bank shall not be liable for any damage, loss or injury resulting from any action taken or omitted in the absence of gross negligence or willful misconduct (as finally adjudicated by a court of competent jurisdiction).

(c)          Limitation on Liability. Notwithstanding any other provision of this Agreement, the Bank shall not be liable (i) for any indirect, incidental, consequential, punitive or special losses or damages, regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated, or (ii) for the investment or reinvestment of any assets in the Account, or any liquidation of such investment or reinvestment, executed in accordance with the terms of this Agreement, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction) in the investment or reinvestment of the Account, any loss of interest incident to any such delays, or any loss or penalty as a result of the liquidation of any investment before its stated maturity date.

(d)          Reliance. The Bank shall be entitled to rely upon any order, judgment, certification, demand, instruction, notice, instrument, consent, authorization, receipt, power of attorney, e-mail, .pdf or other writing delivered to it without being required to determine the authenticity or validity thereof, or the correctness of any fact stated therein or the propriety or validity or the service thereof or the jurisdiction of the court issuing any judgment or order. The Bank may act in reliance upon any signature believed by it to be genuine and may assume that any person purporting to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(e)          Consultation. The Bank may consult with counsel satisfactory to it, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in accordance with the opinion and advice of such counsel.

6.           Compensation, Expense Reimbursement and Indemnification.

The Pledgor covenants and agrees to pay the Bank's fees and expenses specified in Schedule A. All fees and expenses specified in Schedule A shall be due and payable upon the execution of this Agreement. In addition, the Pledgor agrees to pay or reimburse the Bank promptly following demand for any documented out-of-pocket expenses incurred by the Bank in connection with the administration of its duties hereunder, including but not limited to any reasonable attorney's fees and expenses, together with any charges for services of an extraordinary nature hereunder that the Bank may be called upon from time to time to perform hereunder. The Pledgor covenants and agrees to indemnify the Bank and its employees, officers, directors and agents (each, an "Indemnified Party") for, hold each Indemnified Party harmless from, and defend each Indemnified Party against, any and all claims, losses, actions, liabilities, costs, damages or expenses (collectively, "Losses") of any nature incurred by any Indemnified Party arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney's fees, tax liabilities (including any taxes, interest and penalties but excluding any income tax liabilities associated with the Bank's fees), any liabilities or damages that may result from any inaccuracy or misrepresentation made in any tax certification provided to the Bank, and other costs and expenses of defending or preparing to defend against any claim of liability, except to the extent such Losses shall have been finally adjudicated by a court of competent jurisdiction to have resulted solely from the Indemnified Party's own gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or removal of the Bank.

7.           Statements, Confirmations and Notices of Adverse Claims.

The Bank will send copies of all statements and confirmations for the Account simultaneously to the Pledgor and the Secured Party. The Bank will use reasonable efforts promptly to notify the Secured Party and the Pledgor if any other person claims that it has a property interest in the Account or any cash or financial asset standing to the credit of the Account.

8.           Exclusive Benefit.

Except as specifically set forth in this Agreement, this Agreement is for the exclusive benefit of the parties to this Agreement and their respective permitted successors, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

9.           Force Majeure.

Notwithstanding anything contained in this Agreement to the contrary, the Bank shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, without limitation, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

10.         Resignation and Removal.

(a)          The Pledgor and the Secured Party may jointly remove the Bank at any time by giving to the Bank thirty (30) calendar days' prior written notice of removal signed by an Authorized Person of each of the Pledgor and the Secured Party. The Bank may resign at any time by giving to each of the Pledgor and the Secured Party thirty (30) calendar days' prior written notice of resignation.

(b)          Within thirty (30) calendar days after giving the foregoing notice of removal to the Bank or within thirty (30) calendar days after receiving the foregoing notice of resignation from the Bank, the Pledgor and the Secured Party shall appoint a successor bank and give notice of such successor bank to the Bank. If a successor bank has not accepted such appointment by the end of such (i) 30-day period, in the case of the Bank's removal, or (ii) 30-day period, in the case of the Bank's resignation, the Bank may either (A) safe keep the assets in the Account until a successor bank is appointed, without any obligation to invest the same or continue to perform under this Agreement, or (B) apply to a court of competent jurisdiction for the appointment of a successor bank or for other appropriate relief.

(c)          Upon receipt of notice of the identity of the successor bank, the Bank shall either deliver the assets in the Account then held hereunder to the successor bank, less the Bank's fees, costs and expenses, or hold such assets in the Account (or any portion thereof) pending distribution, until all such fees, costs and expenses are paid to it.

(d)          Upon delivery of the assets in the Account to the successor bank, the Bank shall have no further duties, responsibilities or obligations hereunder.

11.         Governing Law; Jurisdiction; Waivers.

(a)          This Agreement and the Account (including all interests, duties and obligations with respect thereto) will be governed by the laws of the State of New York, without giving effect to conflict laws rules or principles. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, City, County and State of New York, for any proceedings commenced regarding this Agreement, including, but not limited to, any interpleader proceeding or proceeding for the appointment of a successor bank the Bank may commence pursuant to this Agreement. The parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings and irrevocably waive any objection to venue or inconvenient forum for any proceeding brought in any such court.

(b)          The parties irrevocably and unconditionally waive, to the fullest extent permitted by law, and agree not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consent to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Agreement.

(c)          THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING RELATING TO THIS AGREEMENT.

12.         Instructions, Verification, Communications.

(a)          All instructions required under this Agreement shall be delivered to the Bank in writing, in English, and may be delivered to the Bank by facsimile or by email and, if so requested by the Bank, by an original, executed by an Authorized Person of the Secured Party. The identity of such Authorized Persons, as well as their specimen signature, title, telephone number and e-mail address, shall be delivered to the Bank in the list of authorized signers form as set forth on Schedule B and shall remain in effect until the applicable party, notifies Bank of any change thereto (the person(s) so designated from time to time, the "Authorized Persons"). The Bank, Pledgor and Secured Party agree that the above constitutes a commercially reasonable security procedure and further agree not to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any party.

(b)          In the event funds transfer instructions are given, whether in writing, by facsimile, .pdf, e-mail, or otherwise, such funds transfer instructions should contain a selected test word also evidenced on Schedule B. Test words must contain at least 8 alphanumeric characters, established at document execution. In addition or in lieu of test words, the Bank is authorized to seek confirmation of such instructions by telephone call back to the applicable person(s) set forth on Schedule B and the Bank may rely upon the confirmations of anyone purporting to be the person(s) so designated. To ensure the accuracy of the instructions it receives, the Bank may record such call backs. If the Bank is unable to verify the instruction, or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction. The persons and telephone numbers for call backs may be changed only in writing, signed by an Authorized Person, actually received and acknowledged by the Bank. The Pledgor and Secured Party acknowledge that these security procedures for funds transfers are commercially reasonable.

(c)          To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Bank will ask for information that will allow the Bank to identify relevant parties. The Pledgor and Secured Party hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Bank.

(d)          In accordance with the Unlawful Internet Gambling Act (the "Act"), the Pledgor and the Secured Party may not use the Account or other Bank facilities in the United States to process 'restricted transactions' as such term is defined in 31 CFR Section 132.2(y). Therefore, neither the Pledgor, the Secured Party nor any person who has an ownership interest in or control over the Account may use it to process or facilitate payments for prohibited internet gambling transactions. For more information about the Act, including the types of transactions that are prohibited, please refer to the following link:

http://www.federalreserve.gov/NEWSEVENTS/PRESS/BCREG/20081112B.HTM.

(e)          Notwithstanding anything to the contrary herein, any and all e-mail communications (both text and attachments) by or from the Bank that the Bank deems to contain confidential, proprietary, and/or sensitive information shall be encrypted. The recipient (the "E-mail Recipient") of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Bank to the Email Recipient. Additional information and assistance on using the encryption technology can be found at Citibank's Secure E-mail website at www.citigroup.com/citi/citizen/finance/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 (outside the U.S.).

(f)          The provisions of this Section 12(a)-(e) may be amended by the Bank unilaterally upon notice to the Pledgor and Secured Party, insofar as any such amendment relates to the subject matter of such provisions.

13.         Amendments.

Except as specifically set forth in this Agreement, any amendment of this Agreement shall be binding only if evidenced by a writing signed by each of the parties to this Agreement.

14.         Severability.

The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision of this Agreement is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

15.         Mergers and Conversions.

Any corporation or entity into which the Bank may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Bank will be a party, or any corporation or entity succeeding to the business of the Bank will be the successor of the Bank hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

16.         Notices; Wiring Instructions.

(a)          Any notice permitted or required hereunder shall be in writing in English, and shall be sent (i) by personal, overnight delivery by a recognized courier or delivery service, (ii) by registered or certified mail, return receipt requested, postage prepaid, (iii) by confirmed facsimile or (iv) by e-mail, in each case addressed to the address and person(s) designated below their respective signature hereto (or to such other address as any such party may hereafter designate by written notice to the other parties). Notices to the Bank shall only be deemed given upon actual receipt by the Bank.

(b)          Any funds to be paid to or by the Bank hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Bank, as the case may be, in accordance with Section 16(a) above):

If to the Pledgor:

Any payment to be made to the Pledgor hereunder shall be subject to the condition that the Bank shall have received notice from the Secured Party of the account to which such payment is to be made not less than three Business Days prior to the date of such payment.

If to the Secured Party:
Citibank, N.A., New York
ABA No.: 021-000-089
Account No.: 00167679
Ref: Financial Futures

If to the Bank:

Citibank, N.A.

New York, NY

ABA# 021-000-089

Account Name: Structured Finance Incoming Wire

Account# 3617-2242

Reference: 110039-405 TRS I, LLC as Pledgor

17.         Counterparts.

This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument, and any party hereto may execute this agreement by signing and delivering one or more counterparts. Facsimile or .pdf signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto except in respect to any Non-US entity, whereby originals are required.

18.         Use of Name.

No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Citibank", "Citigroup" or "Citi" by name or the rights, powers, or duties of the Bank under this Agreement shall be issued by either the Pledgor or Secured Party hereto, or on such party's behalf, without the prior written consent of the Bank.

19.         Termination.

This Agreement shall terminate upon receipt by the Bank of notice from the Secured Party that its security interest in the Account and all assets therein have terminated. Upon receipt of such notice, the Secured Party shall have no further right to originate instructions with respect to the assets in the Account. The Bank shall, upon payment of all outstanding fees and expenses hereunder, promptly forward any amounts held by the Bank in the Account to the Pledgor, and the Bank shall be relieved and discharged of any further responsibilities with respect to its duties hereunder.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized representative as of the day and year first written above.

CITIBANK, N.A.,
as Bank

By:	/s/ Thomas J. Varcados
Name: Thomas J. Varcados
Title: Vice President
Date: July 11, 2012

Notice to:
Citibank, N.A.
Agency & Trust
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn.: Thomas Varcados
Phone: (713) 693-6674
Facsimile: (212) 657-2762

405 TRS 1, LLC

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Chief Financial Officer and Treasurer

Notice to:
405 TRS I, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Attention: General Counsel
Facsimile: 646-861-7804

CITIBANK, N.A., as Secured Party

By:	/s/ Victoria Chant
Name: Victoria Chant
Title: Vice President
Date: 7/13/2012

Notice to:
Citibank, N.A.
388 Greenwich Street
11th Floor
New York, New York 10013
Attention: Director Derivative Operations
Facsimile: 212-615-8594

with a copy to:
Citibank, N.A.
Collateral Management Group 388 Greenwich Street, 11th Floor New York, NY 10013
Telephone no. (212) 816-8090 Facsimile no. (212) 994-0728

List of Exhibits and Schedules

Exhibit A: Form of Notice of Exclusive Control

Schedule A: Bank Fee Schedule
Schedule B: Authorized List of Signers

EXHIBIT A

FORM OF NOTICE OF EXLUSIVE CONTROL

[NOT APPLICABLE]

SCHEDULE A

BANK FEE SCHEDULE

Acceptance Fee:

To cover the acceptance of Bank appointment, the review of the agreement and supporting documents submitted in connection with the execution and delivery thereof, communication with other members of the working group:

$1,500 payable upon execution and delivery of this Agreement

Legal Fee

To cover review of the Account Control Agreement, and related legal documents by Citibank's outside counsel on behalf of Citibank Agency & Trust:

AT COST (IF APPLICABLE)

SCHEDULE B

AUTHORIZED LIST OF SIGNERS

This form supplements the Agreement and related documents and applies to instructions given by facsimile (or e-mail with .pdf attachment) for securities or funds transfers and for other purposes under the Agreement. In giving any facsimile (or e-mail with .pdf attachment) instruction as specified in the Agreement the Pledgor and Secured Party acknowledge that facsimile (or e-mail with .pdf attachment) present a high degree of risk or error, security and privacy. Nevertheless the Pledgor and Secured Party wish to use facsimile (or e-mail with .pdf attachment) as a means of instruction. The Pledgor and Secured Party designate below the individuals who are authorized to initiate transfers or other instructions by facsimile (or e-mail with .pdf attachment) on behalf of the Pledgor and Secured Party and select the security procedures specified herein, The Pledgor and Secured Party accept the associated risks of unauthorized or erroneous instructions and agree to be bound by such instructions whether or not actually authorized by the Pledgor and Secured Party, provided the Bank has complied with the stated security procedure. The Pledgor and Secured Party are responsible for keeping confidential the contents of this Schedule B. The Pledgor and Secured Party should be careful in completing this Schedule B as it may be rejected if it contains erasures or white outs.

☐ New	☐ Addition	☐ Supersede

Citibank, N.A., as Secured Party

Specimen Signature
Name
Title
Phone
E-mail Address

Name
Title
Phone
E-mail Address

Name
Title
Phone
E-mail Address

Where applicable, the Bank will confirm the instructions received by return call to one of the telephone numbers listed below.

Telephone Number (including Country code)                                                                                           Name

Test Word

Test Words must contain at least 8 alphanumeric characters, and should be established at document execution and changed each time the List of Authorized Signers/Approvers is updated. All instructions should clearly display the Test Word, which may be used in lieu of a callback to confirm the authenticity of the instruction. However, Bank reserves the right to perform the callback in addition to the Test Word if circumstances warrant.